FORBEARANCE AGREEMENT


     THIS FORBEARANCE AGREEMENT ("Agreement") is entered into as of August 1, 1999, by and among ALLSTATE FINANCIAL CORPORATION, a corporation organized under the laws of the Commonwealth of Virginia ("Borrower"), IBJ WHITEHALL BUSINESS CREDIT CORPORATION ("IBJWBCC") and NATIONAL BANK OF CANADA ("NBC") (IBJWBCC and NBC each a "Lender" and collectively the "Lenders") and IBJWBCC as agent for the Lenders (IBJWBCC, in such capacity, the "Agent").

                                   BACKGROUND

     Borrower, Lenders, and Agent are parties to an Amended and Restated Revolving Credit and Security Agreement dated as of May 17, 1997, (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Agent and Lenders provide Borrower with certain financial accommodations.

     An Event of Default now exists under the Loan Agreement arising from Borrower's failure to maintain Undrawn Availability of not less than $2,000,000, which failure is a violation of Section 7.20 of the Loan Agreement (such Event of Default, the "Availability Default") by reason of which Agent and Lenders have no obligation to make any additional Advances and Agent has the full legal right to exercise its rights and remedies under the Loan Agreement. Borrower also anticipates that as a result of its financial performance for the quarters ended June 30, 1999 and September 30, 1999, a Default shall exist with respect to one or all of the financial covenants set forth in Section 7.19 of the Loan Agreement (the "Anticipated Defaults"). The Availability Default and the Anticipated Defaults are hereinafter referred to as the "Designated Defaults."

     Borrower has requested that Agent forbear for a period of time from exercising its rights and remedies under the Loan Agreement and that Agent and Lenders continue to make Advances available to Borrower.

     NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

     2. Acknowledgement. Borrower acknowledges that the Availability Default has occurred and exists as of the date hereof, and that, absent the implementation of the Forbearance Period set forth in Section 4 hereof, Borrower is unconditionally obligated to pay all of the Obligations, all without default, setoff or counterclaim of any kind or nature whatsoever.

     3. Outstanding Obligations. Borrower affirms and acknowledges that (i) as of August 1, 1999 there is presently due and owing to Agent and Lenders, under the Loan Agreement, approximately $8,002,320.91 in principal amount of Advances (inclusive of the undrawn amount of outstanding Letters of Credit) together with accrued interest thereon and costs and expenses; (ii) all such Obligations are valid obligations of Borrower and there are no claims, setoffs or defenses to the payment by Borrower of the Obligations; and (iii) the Loan Agreement and the Other Documents are and shall continue to be legal, valid and binding obligations and agreements of Borrower enforceable in accordance with their respective terms.

     4. Forbearance. During the period (the "Forbearance Period") commencing on the Effective Date (as such term is defined in Section 7 hereof) and ending on the earlier to occur of: (i) October 31, 1999 or (ii) the date of any Forbearance Default (as defined in Section 6 hereof) Agent will forbear from exercising its rights and remedies under the Loan Agreement with respect to the Designated Defaults. All Obligations shall be due and payable in full at the end of the Forbearance Period. In the event the Effective Date does not occur on or prior to August 25, 1999, all Obligations shall be due and payable in full on the following Business Day and Agent shall be entitled to exercise all rights and remedies with respect to the Designated Defaults.

     5. Additional Agreements.

     (a) (i) Subject to the terms and conditions of this Agreement and provided no Forbearance Default shall have occurred, Agent and Lenders shall make Advances to Borrower in accordance with the provisions of Sections 2.1, 2.2 and 2.2A of the Loan Agreement; provided, however, (A) the term "Maximum Revolving Advance Amount" is hereby amended to mean "$10,000,000" and (B) the outstanding balance of Advances shall not exceed an amount equal to the lesser of (x) the Maximum Revolving Advance Amount and (y) the Borrowing Base.

     (ii) The Maximum Revolving Advance Amount shall be further reduced, at Agent's discretion, on a dollar for dollar basis by the amount of gross proceeds received by Borrower in connection with each Liquidity Event (as hereafter defined); provided, however, in no event shall proceeds from a Liquidity Event described in (A) Section 5(d)(ii) hereof reduce the Maximum Revolving Advance Amount by more than the actual amounts due to Borrower from a Client and (B)
Section 5(d)(iii) hereof reduce the Maximum Revolving Advance Amount by more than 50% of the amount collected in connection with such Liquidating Event (net of associated reasonable out of pocket expenses) in excess of $100,000; provided, that, an amount equal to 75% of the amount collected in connection with such Liquidating Event (net of associated reasonable out of pocket expenses), shall be remitted to Agent to reduce the outstanding obligations.

     (b) Borrower shall not be entitled to obtain any additional Eurodollar Rate Loans or convert any Domestic Rate Loans to a Eurodollar Rate Loan.

     (c) Effective August 1, 1999, all Advances shall bear interest at the Default Rate. Upon and after the occurrence of a Forbearance Default, and during the continuation thereof, the Advances shall bear interest at the applicable Revolving Interest Rate plus four (4%) percent.

     (d) Upon the occurrence of a Liquidity Event, Borrowers shall remit the gross proceeds therefrom to Agent, as provided in this Agreement, as a repayment of the outstanding Obligations. For purposes hereof, "Liquidity Event" shall mean each receipt of cash proceeds from the sale of assets or stock of Borrower or any Subsidiary, each of which shall be in form and substance satisfactory to Agent, including, without limitation, each receipt of cash proceeds from: (i) the sale of all or substantially all of the factoring assets of Borrower, (ii) the sale of certain asset based loans to Resource Capital Bidco, Inc. or another third party and (iii) the collection by Borrower, in cash, of all or part of that certain Receivable payable by Jarnow, or each receipt by Borrower of any cash proceeds of Agent's Collateral to the extent such Collateral is not included in the Borrowing Base, less associated reasonable out of pocket expenses.

     (e) (i) Borrower shall not be entitled to transfer funds from the Lockbox Accounts to its Operating Account and all proceeds of Collateral, including all proceeds received in connection with a Liquidity Event subject to Section 5(a) above, shall be deposited to a deposit account which is subject to a blocked account arrangement which is satisfactory to Agent and which shall provide, among other things, for all such proceeds to be remitted to Agent's Depository Account to be applied to the Obligations in such order as Agent may determine and in accordance with the following wire instructions:

         Bank:            IBJ Whitehall Bank & Trust Company
                          One State Street
                          New York, NY 10004
         ABA#             026007825
         Account#         43589603
         For Credit to:   IBJ Whitehall Business Credit Corporation
         Reference:       Allstate Financial Corporation

     (ii) The parties hereto acknowledge that the Borrower shall have the right to pay to a participant in a Factoring Agreement or an Inventory Collateral Funding Repayment Agreement such participant's share of any proceeds of Collateral, whether or not an Event of Default or a Forbearance Default shall have occurred and be continuing. The only Factoring Agreement and Inventory Collateral Funding Repayment Agreement with respect to which there is a participant are the agreements with MGV. The participant is Reservoir Capital and its participation percentage in amounts outstanding under such Factoring Agreement is 20%.

     (f) The Undrawn Availability requirement set forth in Section 7.20 of the Loan Agreement shall be amended from "$2,000,000" to "the sum of (x) $200,000 plus (y) the amount by which the Maximum Revolving Advance Amount has been reduced pursuant to Section 5(ii)(B) of the Forbearance Agreement."

     (g) Borrower shall deliver to Agent a Borrowing Base Certificate each day as and for the prior day.

     (h) Borrower shall furnish Agent within thirty (30) days after the end of each month (45 days in the case of any month ending a calendar quarter), an unaudited balance sheet of Borrower and its Subsidiaries on a consolidated and consolidating basis and unaudited statements of income and stockholders' equity and cash flow of Borrower and its Subsidiaries on a consolidated and consolidating basis reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments. The reports shall be accompanied by a certificate of Borrower's President, Chief Financial Officer or Chief Operating Officer which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such event and, such certificate shall have appended thereto calculations which set forth Borrower's compliance with the financial covenants contained in Sections 7.6, 7.11, 7.19 and 7.20.

     (i) Borrower shall be permitted to incur subordinated debt not to exceed $3,500,000 to consummate the acquisition of 100% of the outstanding capital stock of Resource Capital BIDCO, Inc., a Tennessee corporation. The subordinated debt may be secured by a pledge of 100% of the outstanding capital stock of Business Funding of America, Inc., provided that such pledge shall be subordinated in all respects to the prior pledge of such stock to Agent. The subordinated debt holders shall execute a subordination agreement in form and substance satisfactory to Agent, which subordination agreement shall provide, among other things, that such subordinated debt holder shall not exercise any rights or remedies prior to payment in full of all amounts owing to Agent and Lenders.

     (j) Borrower shall have received a $1,000,000 working capital loan from Value Partners Ltd., a Texas limited partnership, which shall be unsecured and which shall bear interest at a rate of 10% per annum. Unless the obligations have been paid in full and the Lenders' obligations under the Loan Agreement have been terminated, the working capital loan lender shall not be entitled to receive any payments prior to March 31, 2000 except for an amount equal to 25% of the amount collected (net of reasonable out of pocket expenses) by Borrower, in cash, with respect to any Liquidity Event described in Section 5(d)(iii) hereof.

     6.  Forbearance  Defaults.   Each  of  the  following  shall  constitute  a
Forbearance Default:

          (a) The existence of an Event of Default under the Loan Agreement (other than a Designated Default);

          (b) Borrower shall fail to keep or perform any of the covenants or agreements contained herein; or

          (c) Any representation or warranty of Borrower contained herein shall be false, misleading or incorrect in any material respect.

     Upon the occurrence of a Forbearance Default, all Obligations shall, at Agent's option, be immediately due and payable and Agent shall be entitled immediately to exercise all of its rights and remedies under the Loan Agreement and the Other Documents.

     7. Conditions of Effectiveness. This Agreement shall become effective (the "Effective Date") upon (a) receipt by Agent of a copy of this Agreement executed by Lenders, Borrower and acknowledged by Guarantors, (b) receipt by Agent of $1,000,000 representing the making of the $1,000,000 working capital loan referred to in Section 5(j) hereof (which $1,000,000 shall be applied to the outstanding Obligations with no reduction of the Maximum Revolving Advance Amount) and (c) receipt by Agent for the ratable benefit of Lenders of a fee in the amount of $10,000 which fee shall be charged to Borrower's account.

     8. Representations and Warranties. Borrower hereby represents and warrants as follows:

          (a) This Agreement, the Loan Agreement as amended hereby and all Other Documents (collectively, the "Documents"), constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

          (b) As to Borrower, other than the Designated Defaults, no material Event of Default or Default has occurred and is continuing or would exist after giving effect to this Agreement.

          (c) Borrower has no defense, counterclaim or offset with respect to the Documents.

          (d) Borrower has the corporate power, and has been duly authorized by all requisite corporate action, to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Borrower.

          (e) Borrower's execution, delivery and performance of this Agreement does not and will not (i) violate any law, rule, regulation or court order to which Borrower is subject, (ii) conflict with or result in a breach of Borrower's Articles of Incorporation or By-laws or any agreement or instrument to which Borrower is a party or by which it or its properties are bound, or (iii) result in the creation or imposition of any lien, security interest or encumbrance on any property of Borrower, whether now owned or hereafter acquired, other than liens in favor of Agent.

          (f) Intentionally omitted.

          (g) The recitals set forth in the Background paragraph above are truthful and accurate and are an operative part of this Agreement.

          (h) Agent has and will continue to have a valid first priority lien and security interest in all Collateral, and Borrower expressly reaffirms all security interests and liens granted to Agent pursuant to the Documents.

     9. Waiver. Borrower waives and affirmatively agrees not to allege or otherwise pursue any or all defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights that it may have to contest
(a) the Designated Defaults which could be declared by Agent; (b) any provision of the Documents or this Agreement; (c) the security interest of Agent in any property, whether real or personal, tangible or intangible, or any right or other interest, now or hereafter arising in connection with the Collateral; or
(d) the conduct of Agent in administering the financing arrangements between Borrower and Lenders on and prior to the date of execution of this Agreement by Borrower.

     10.  Release.  Borrower  hereby  releases,  remises,  acquits  and  forever discharges Agent, Lenders and Agent's and each Lender's employees, agents, representatives, consultants, attorneys, fiduciaries, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Agreement or the Documents (all of the foregoing hereinafter called the "Released Matters"). Borrower acknowledges that the agreements in this Section are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters.

     11. Effect and Construction of Agreement. Except as expressly provided herein, the Documents shall remain in full force and effect in accordance with their respective terms, and this Agreement shall not be construed to:

          (a) impair the validity, perfection or priority of any lien or security interest securing the Obligations;

          (b) waive or impair any rights, powers or remedies of Agent under, or constitute a waiver of, any provision of the Documents upon termination of the Forbearance Period; or

          (c) constitute an agreement by Agent or Lenders or require Agent or Lenders to extend the Forbearance Period, grant additional forbearance periods, or extend the time for payment of any of the Obligations.

     12. Conflicts. In the event of any express conflict between the terms of this Agreement and any of the Documents, this Agreement shall govern.

     13. Presumptions. Borrower acknowledges that it has consulted with and been advised by its counsel and such other experts and advisors as it has deemed necessary in connection with the negotiation, execution and delivery of this Agreement and has participated in the drafting hereof. Therefore, this Agreement shall be construed without regard to any presumption or rule requiring that it be construed against any one party causing this Agreement or any part hereof to be drafted.

     14. Expenses. Borrower shall pay all reasonable costs, fees and expenses of Agent (including the costs, fees and expenses of Agent's counsel) incurred by Agent in connection with the negotiation, preparation, administration and enforcement of this Agreement.

     15. Entire Agreement. This Agreement sets forth the entire agreement among the parties hereto with respect to the subject matter hereof. Borrower has not relied on any agreements, representations, or warranties of Agent or any Lender, except as specifically set forth herein. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by each party hereto. Borrower acknowledges that it is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

     16. Further Assurance. Borrower shall execute such other and further documents and instruments as Agent may reasonably request to implement the provisions of this Agreement.

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first written above.

                                   ALLSTATE FINANCIAL CORPORATION


                                   By:    /s/Charles Johnson
                                          -----------------------------
                                   Name:  Charles Johnson
                                   Title: Chief Executive Officer


                                   IBJ WHITEHALL BUSINESS CREDIT CORPORATION, as Agent and as Lender


                                   By:    /s/Adam Moskowitz
                                          -----------------------------
                                   Name:  Adam Moskowitz
                                   Title: Vice President


                                   NATIONAL BANK OF CANADA


                                   By:    /s/R.A. Incorvatia
                                          -----------------------------
                                   Name:  R.A. Incorvatia
                                   Title: Vice President


                                   By:    /s/Karen A. Grexa
                                          -----------------------------
                                   Name:  Karen A. Grexa
                                   Title: Vice President


ACKNOWLEDGED AND AGREED TO:


LIFETIME OPTIONS, INC., A VIATICAL SETTLEMENT COMPANY

By:    /s/Charles Johnson
       -----------------------
Name:  Charles Johnson
Title: Chief Executive Officer


SETTLEMENT SOLUTIONS, INC.


By:    /s/Charles Johnson
       -----------------------
Name:  Charles Johnson
Title: Chief Executive Officer

AFC HOLDING CORPORATION


By:    /s/Charles Johnson
       -----------------------
Name:  Charles Johnson
Title: Chief Executive Officer

PREMIUM SALES NORTHEAST, INC.


By:    /s/Charles Johnson
       -----------------------
Name:  Charles Johnson
Title: Chief Executive Officer

BUSINESS FUNDING OF AMERICA, INC.


By:    /s/Charles Johnson
       -----------------------
Name:  Charles Johnson
Title: Chief Executive Officer

RECEIVABLE FINANCING CORPORATION


By:    /s/Charles Johnson
       -----------------------
Name:  Charles Johnson
Title: Chief Executive Officer

BUSINESS FUNDING OF FLORIDA, INC.


By:    /s/Charles Johnson
       -----------------------
Name:  Charles Johnson
Title: Chief Executive Officer